Exhibit 1.1

EXECUTION VERSION

FUNKO, INC.

Class A Common Stock, par value $0.0001 per share

Underwriting Agreement

September 16, 2019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The stockholders named in Schedule I hereto (the “Selling Stockholders”) of Funko, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to J.P. Morgan Securities LLC (the “Underwriter”), an aggregate of 4,000,000 shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share (“Stock”), of the Company.

Prior to the execution and delivery of this agreement and in accordance with the second amended and restated limited liability company agreement of FAH, LLC (the “FAH LLC Agreement”), (i) certain of the Selling Stockholders that propose to sell 2,013,567 Shares issuable upon the redemption or exchange of an equal number of common units of FAH, LLC (such shares, the “Redemption Shares”) have executed and delivered redemption notices (the “Redemption Notices”) to FAH, LLC, pursuant to which such Selling Stockholders have made an irrevocable election to redeem such common units in exchange for, at the Company’s election, an equal number of Shares (a “Share Settlement”) or a cash settlement, and (ii) in response to such Redemption Notices, the Company has elected to consummate each such redemption by means of a Share Settlement. The remaining 1,986,433 Shares to be sold by the Selling Stockholders hereunder are hereinafter referred to as the “Existing Shares.”

As the sole managing member of Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (“FAH, LLC”), the Company operates and controls all of the business and affairs of FAH, LLC and, through FAH, LLC and its subsidiaries, conduct its business. The Company, FAH, LLC and its subsidiaries are collectively referred to herein as the “Funko Parties.”

1. (a) The Company and FAH, LLC, jointly and severally, represent and warrant, to, and agree with, the Underwriter that:

(i) A registration statement on Form S-3 (File No. 333-230964), as amended (the “Initial Registration Statement”), in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; other than (i) a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, (ii) any prospectus supplement filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act and (iii) any reports and proxy or information statements filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no other document with respect to the Initial Registration Statement or any document incorporated by reference in the prospectus contained therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus included in the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares is hereinafter called the “Base Prospectus”; any preliminary prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented (including by the Preliminary Prospectus most recently filed with the Commission pursuant to Rule 424(b) under the Act) immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Base Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated therein; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the prospectus contained in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing” and any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available road show;”

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iii) For the purposes of this Agreement, the “Applicable Time” is 4:25 p.m. (Eastern time) on September 16, 2019; the Pricing Prospectus, as supplemented by the information listed on Schedule II(d) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, each broadly available road show and each Section 5(d) Writing listed on Schedule II(c) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v) The Registration Statement, at the time it was declared effective, conforms, and any further amendments or supplements to the Registration Statement on the date when such amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any further amendments or supplements to the Prospectus, on the date when such Prospectus or any such amendment or supplement is first filed, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(vi) None of the Funko Parties has sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus any material loss or interference with the business of the Funko Parties, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of the Funko Parties or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Funko Parties, taken as a whole, or the ability of the Company to perform its obligations under, or consummate the transactions contemplated by, this Agreement, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus (any such change or event, a “Material Adverse Effect”);

(vii) The Funko Parties do not own any real property. The Funko Parties have good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Funko Parties are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix) Each subsidiary of the Company has been duly formed or incorporated, as applicable, and is validly existing in good standing under the laws of its jurisdiction of formation or incorporation;

(x) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders (to the extent such Shares have been issued at the time this representation is being made), have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other equity interests of FAH, LLC and each of its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and all of the issued shares of capital stock or other equity interests of each subsidiary of FAH, LLC (except for directors’ qualifying shares, and except as otherwise described in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by FAH, LLC, free and clear of all liens, encumbrances, equities or claims;

(xi) The sale of the Shares to be sold by the Selling Stockholders, the execution and delivery by the Company of, and the compliance by the Company and FAH, LLC with, this Agreement, and the consummation of the transactions herein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Funko Parties is a party or by which any of the Funko Parties is bound or to which any of the property or assets of any of the Funko Parties is subject, (B) will not result in any violation of the Certificate of Incorporation or By-laws of the Company, or (C) will not result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Funko Parties or any of its properties, except, in the case of clauses (A) and (C) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the Share Settlement or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing on the Nasdaq Global Select Market (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as (i) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter or (ii) will have been obtained or made on or prior to the closing of the offering;

(xii) None of the Funko Parties is (i) in violation of its Certificate of Incorporation or Certificate of Formation, as applicable, or By-laws, Limited Liability Company Agreement or Operating Agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of this clause (ii), for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus (i) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and (ii) under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(xiv) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Funko Parties or, to the knowledge of the Company or FAH, LLC, any officer or director of a Funko Party is a party or of which any property of the Funko Parties or, to the knowledge of the Company or FAH, LLC, any officer or director of a Funko Party is the subject which, if determined adversely to any of the Funko Parties, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company and FAH, LLC, other than as set forth in the Pricing Disclosure Package and the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xv) The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) Ernst & Young LLP, which has certified certain financial statements of the Company, FAH, LLC and their respective subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix) Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities;

(xxi) This Agreement has been duly authorized, executed and delivered by the Company and FAH, LLC;

(xxii) None of the Funko Parties, nor, to the knowledge of the Company or FAH, LLC, any director, officer, agent, employee or controlled affiliate or other person authorized to act on behalf of the Funko Parties has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable laws or regulations implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Funko Parties have instituted policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxiii) The operations of the Funko Parties are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Funko Parties conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Funko Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv) None of the Funko Parties or, to the knowledge of the Company or FAH, LLC, any director, officer, agent, employee or controlled affiliate of the Funko Parties is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, and none of the Funko Parties are located, organized or resident in a country or territory that is the subject or target of Sanctions;

(xxv) From the time of the initial submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvi) (A) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with and (B) the holders of outstanding shares of capital stock in the Company are not entitled to preemptive rights with respect to the Shares that have not been complied with or otherwise effectively waived;

(xxvii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Funko Parties own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, rights of publicity or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them. Other than as set forth in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any written notice of any infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property that would render any Intellectual Property invalid or inadequate to protect the interest of the Company and any of its subsidiaries therein, except as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect. The Funko Parties have taken reasonable steps in accordance with standard industry practice to maintain the confidentiality of all material trade secrets and other confidential information owned, used or held for use by the Funko Parties that the Company or FAH, LLC in its reasonable business judgment wishes to maintain as trade secrets;

(xxviii) Any statistical, industry-related and market-related data included or incorporated by reference in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources where applicable;

(xxix) Each of the Funko Parties is insured against such losses and risks and in such amounts as the Company believes to be commercially reasonable for the business in which the Funko Parties are engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxx) The Funko Parties have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes due thereon. No material income or franchise tax deficiency has been determined adversely to the Funko Parties and neither the Company nor FAH, LLC has any knowledge of any material income or franchise tax deficiencies;

(xxxi) Except as disclosed in the Pricing Disclosure Package and the Prospectus with respect to the financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, the financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the notes thereto, present fairly, in all material respects, the financial position of the entities indicated as of the dates indicated, and the statement of operations, members’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. Except as disclosed in the Pricing Disclosure Package and the Prospectus with respect to the selected financial data included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, the selected financial data incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference therein from the Company’s Current Report on Form 8-K filed with the Commission on August 30, 2019;

(xxxii) The Funko Parties have not sold or issued any shares of Stock or other equity interests during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulation D of the Act, other than (i) shares of Stock and other equity interests issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) shares of Stock issued in connection with the acquisition by Funko, LLC of all of the membership interests of Forrest-Pruzan Creative LLC, (iii) shares of Stock issued in exchange for common units of FAH, LLC pursuant to the terms of the FAH LLC Agreement, or (iv) as otherwise disclosed in the Pricing Prospectus and the Prospectus;

(xxxiii) (A) None of the Funko Parties is in violation of any applicable statute, law, rule, regulation, ordinance, code, or rule of common law, or any order of or with any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Funko Parties, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) none of the Funko Parties has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor FAH, LLC is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws, (D) the Funko Parties do not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (E) none of the Funko Parties has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(xxxiv) There are no relationships or related-party transactions involving the Funko Parties or, to the knowledge of the Company and FAH, LLC, any other person, required to be described in the Registration Statement and the Prospectus which have not been described as required;

(xxxv) The Funko Parties possess all licenses, permits, certificates and other authorizations (collectively, “Permits”) from, and have made all declarations and filings with, governmental authorities, that are necessary to own or lease, as the case may be, their respective properties, and to carry on their respective businesses as described in the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Funko Parties has received written notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxvi) Each Plan (as defined below) has been sponsored, maintained and contributed to in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”). Except as would not individually or in the aggregate result in or cause a Material Adverse Effect (A) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (B) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (C) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur and (D) there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan. Neither the Funko Parties nor any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any material liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the U.S. Internal Revenue Service or has time remaining to do so and, to the knowledge of the Company or FAH, LLC, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Funko Parties or their subsidiaries in the current fiscal year of the Funko Parties and their subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Funko Parties and their subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of FASB Accounting Standards Codification Topic 715) compared to the amount of such obligations in the Funko Parties and their subsidiaries’ most recently completed fiscal year. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Funko Parties or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(xxxvii) No material labor dispute with or disturbance by the employees of the Funko Parties exists or, to the knowledge of the Company and FAH, LLC, is threatened, and none of the Funko Parties is or, to the knowledge of the Company and FAH, LLC, at any time has been, a party to any collective bargaining agreement or other labor agreement with respect to employees of the Funko Parties, and, to the knowledge of the Company and FAH, LLC, there are no pending or threatened activities or proceedings by any labor union or similar entity to organize any employees of the Funko Parties;

(xxxviii) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Funko Parties and any person that would give rise to a valid claim against the Funko Parties or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xxxix) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xl) There are no debt securities or preferred stock of, or guaranteed by, the Funko Parties that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(xli) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guideless applicable thereto; and

(xlii) (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Funko Parties’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and, to the Company’s knowledge, any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology, including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “IT Systems and Data”), except for any such security breach, incident, unauthorized access or disclosure or other compromise as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) none of the Funko Parties has been notified of, or has any knowledge of, any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Funko Parties have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of their IT Systems and Data used in connection with their businesses. The Funko Parties are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) nor will such action result in any violation of (1) the provisions of the Certificate of Incorporation or Bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the Certificate of Formation or Limited Liability Company Agreement or Operating Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company or (2) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except in the cases of clauses (A) and (B)(2) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(iii) Such Selling Stockholder (A) to the extent such Selling Stockholder is selling Redemption Shares, has good and valid title to the common units and, immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Redemption Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims, or (B) to the extent such Selling Stockholder is selling Existing Shares, has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Existing Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriter an agreement substantially in the form of Annex II hereto;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Item 7 of Form S-3 expressly for use therein (the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood and agreed that only the information furnished by such Selling Stockholder consists of its Selling Stockholder Information);

(vii) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Underwriter prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

(ix) Such Selling Stockholder, to the extent not a natural person, has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization;

(x) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(xi) Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $25.42, the number of Shares set forth opposite each Selling Stockholder’s name in Schedule I hereto.

3. The Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York time, on September 19, 2019 or such other time and date as the Underwriter and the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(n) hereof will be delivered at the offices of Wilson Sonsini Goodrich & Rosati, PC, 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus (or the Pricing Disclosure Package for the period before the Prospectus is available) as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act or the Pricing Disclosure Package, as applicable) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Pricing Disclosure Package, as applicable, or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify the Underwriter and upon the Underwriter’s request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or the Pricing Disclosure Package, as applicable, or a supplement to the Prospectus or the Pricing Disclosure Package, as applicable, which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing its Annual Report on Form 10-K with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or submit to or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter; provided, however, that the restrictions in the foregoing sentence shall not apply to (a) the Shares to be sold hereunder; (b) shares of Stock or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Stock pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (c) shares of Stock issuable upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for shares of Stock and outstanding as of the date of this Agreement; (d) the grant of awards pursuant to employee stock option plans or arrangements in place as of the Applicable Time and as described in the Pricing Disclosure Package; (e) the filing of a registration statement on Form S-8 in connection with the registration of shares of Stock issuable under any employee performance incentive plan adopted and approved by the Company’s board of directors; (f) the issuance of up to 5% of the outstanding shares of Stock (determined after giving effect to the assumed exchange of all common units of FAH, LLC then outstanding for newly issued shares of Stock on a one-for-one basis) in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any shares of Stock pledged, issued or sold pursuant to this clause (f) above executes and delivers to the Underwriter prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 8(h) of this Agreement; and (g) the issuance of shares of Stock in exchange for common units of FAH, LLC pursuant to the terms of the FAH LLC Agreement;

(f) For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR;

(g) During a period of three years from the initial effective date of the Initial Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriter copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Underwriter at the same time that such report, communication or financial statement, as the case may be, was furnished or filed with the Commission;

(h) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k) To promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 5(e) hereof; and

(l) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Initial Registration Statement, any of the Shares remain unsold by the Underwriter and the Underwriter has notified the Company of that fact prior to such date, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, an automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Underwriter. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

6. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; and any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule II(a) or II(d) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Underwriter with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Underwriter that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriter has been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

(e) Each Selling Stockholder, to the extent not a natural person, will deliver to the Underwriter, on or prior to the date of the Prospectus, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder, to the extent not a natural person, undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing certification.

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and the Selling Stockholder’s counsel in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares; provided, that the reasonable fees of counsel for the Underwriter relating to clauses (iii) and (v) of this Section 7 shall not exceed $35,000 in the aggregate; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of separate counsel for such Selling Stockholder, except as contemplated above, and (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder. In connection with clause (ii) of the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and such Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this Section 7, and in Sections 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers it may make, and that the Underwriter shall be responsible for 50% of the cost of any chartered or private aircraft in connection with any “roadshow” presentation to investors undertaken in connection with the offering.

The provisions of this Section 7 shall not affect or modify the terms of any agreement (including, without limitation, any registration rights agreement) between the Company and any of the Selling Stockholders with respect to the allocation and payment of expenses or costs in connection with the offering of the Shares.

8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company, FAH, LLC and the Selling Stockholders herein are, at and as of the date hereof and such Time of Delivery, true and correct, the condition that the Company, FAH, LLC and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction;

(b) Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions (a form of such opinion is attached as Annex I(a) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, counsel for the Company and certain of the Selling Stockholders, shall have furnished to the Underwriter its written opinion and negative assurance letter (forms of which are attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(d) Tracy D. Daw, Senior Vice President, General Counsel and Secretary for the Company, shall have furnished to the Underwriter his written opinion (a form of such opinion is attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(e) Hogan Lovells US LLP, counsel for certain of the Selling Stockholders, shall have furnished to the Underwriter its written opinion or opinions with respect to the Selling Stockholders for whom they are acting as counsel (a form of each such opinion is attached as Annex I(d) hereto), dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriter;

(g) (i) None of the Funko Parties shall have sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference with the business of the Funko Parties, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Funko Parties, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Funko Parties, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Underwriter’s judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each equityholder of the Company or FAH, LLC, as the case may be, listed on Schedule I hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to the Underwriter;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company, FAH, LLC and of the Selling Stockholders, respectively, satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company, FAH, LLC and of the Selling Stockholders, respectively, herein at and as of the date hereof and as of such Time of Delivery, as to the performance by the Company, FAH, LLC and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Underwriter may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8;

(m) On the date of the Prospectus and at each Time of Delivery, the Company shall have furnished to the Underwriter a certificate of the chief financial officer of the Company with respect to certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; and

(n) The Company and FAH, LLC shall have furnished the Underwriter with such further certifications and documents that the Underwriter reasonably requests.

9. (a) The Company and FAH, LLC jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “road show” as defined under Rule 433(h) of the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and FAH, LLC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show or any Section 5(d) Writing in reliance upon and in conformity with written information furnished to the Company by (i) the Underwriter expressly for use therein, or (ii) any Selling Stockholder, to the extent such information constitutes Selling Stockholder Information.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder that constitutes its Selling Stockholder Information; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base

Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, further, that the liability of each Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds (after deducting underwriting compensation but before deducting other expenses) received by the Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement.

(c) The Underwriter will indemnify and hold harmless each of the Company, FAH, LLC and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, FAH, LLC or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse each of the Company, FAH, LLC and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, FAH, LLC or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and each Selling Stockholder acknowledges that the statements set forth in the first and third sentences of the fourth paragraph, the first and second sentences in the seventh paragraph and the third and fourth sentences in the eighth paragraph under the heading “Underwriting” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus constitute the only information furnished in writing by the Underwriter for inclusion in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a) or (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that any indemnifying party shall not, in connection with any proceeding or separate but related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel per other applicable jurisdiction) for all indemnified parties. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, FAH, LLC and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, FAH, LLC and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, FAH, LLC and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, FAH, LLC and the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, FAH, LLC, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (1) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (2) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds (after deducting underwriting compensation but before deducting other expenses) received by the Selling Stockholder from the Shares sold by such Selling Stockholder pursuant to this Agreement exceeds any damages which such Selling Stockholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each affiliate of the Underwriter and its officers and directors and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to the Selling Stockholders, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, FAH, LLC, the Selling Stockholders and the Underwriter, as set forth in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by the Underwriter or any officers, directors, broker-dealer affiliates, or controlling person of the Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

11. If for any reason any Shares are not delivered by the Selling Stockholders as provided herein, the Company, FAH, LLC and such Selling Stockholder hereunder, jointly and severally, will reimburse the Underwriter for all reasonable and documented out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, FAH, LLC and the Selling Stockholders shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

12. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Fax: (212) 622-8358, Attention: Equity Syndicate Desk; if to the Company or FAH, LLC shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel; if to a Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule I hereto; and if to any equityholder that has delivered a lock-up letter described in Section 8(h) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule III hereto or such other address as such equityholder provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, FAH, LLC and the Selling Stockholders and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of each of the Company, FAH, LLC and the Selling Stockholders and each person who controls the Company, FAH, LLC, the Selling Stockholders or the Underwriter or any officers, directors, broker-dealer affiliates or controlling person of the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. (a) Each of the Company, FAH, LLC and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, FAH, LLC and the Selling Stockholders on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, FAH, LLC or any Selling Stockholder (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company, FAH, LLC or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or FAH, LLC on other matters) or any other obligation to the Company, FAH, LLC or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company, FAH, LLC and any Selling Stockholder have consulted their own legal and financial advisors to the extent it deemed appropriate. Each of the Company, FAH, LLC and the Selling Stockholders agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, FAH, LLC or any Selling Stockholder, in connection with such transaction or the process leading thereto.

(b) If any Selling Stockholder is an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account, then such Selling Stockholder hereby represents, solely for purposes of assisting the Underwriter in forming a reasonable belief as to the following in order to enable the Underwriter to rely on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), that such Selling Stockholder is acting through a fiduciary that: (i) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E); (ii) is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of the Underwriter; (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including such Selling Stockholder’s transactions with the Underwriter hereunder; (iv) has been advised that, with respect to the Underwriter, neither the Underwriter nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Selling Stockholder’s transactions with the Underwriter contemplated hereby; (v) is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable with respect to, and is responsible for exercising independent judgment in evaluating, such Selling Stockholder’s transactions with the Underwriter contemplated hereby; and (vi) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Pricing Disclosure Package and the Prospectus; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that neither the Underwriter nor any of its affiliates, nor any of its directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from such Selling Stockholder or such fiduciary for the provision of investment advice (rather than other services) in connection with such Selling Stockholder’s transactions with the Underwriter contemplated hereby.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, FAH, LLC, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof.

17. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

18. The Company, FAH, LLC and the Selling Stockholders agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, FAH, LLC and the Selling Stockholders agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, FAH, LLC, the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to the Company a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company, FAH, LLC and each of the Selling Stockholders.

[Signature Page Follows]

Very truly yours,

Funko, Inc.

By:	/s/ Jennifer Fall Jung
Name: Jennifer Fall Jung
Title: Chief Financial Officer

Funko Acquisition Holdings, L.L.C.

By:	/s/ Tracy D. Daw
Name: Tracy D. Daw
Title: Senior Vice President and General Counsel

ACON Funko Investors, L.L.C.

By: ACON Funko Manager, L.L.C., its Manager

By:	/s/ Kenneth R. Brotman
Name: Kenneth R. Brotman
Title: Managing Director

ACON Funko Investors, L.L.C.

By: ACON Funko Manager, L.L.C., its Managing Member

By:	/s/ Kenneth R. Brotman
Name: Kenneth R. Brotman
Title: Managing Director

ACON Funko Investors, L.L.C.

By: ACON Equity GenPar, L.L.C., its Managing Member

By:	/s/ Kenneth R. Brotman
Name: Kenneth R. Brotman
Title: Managing Director

ACON Funko Investors, L.L.C.

By: ACON Equity GenPar, L.L.C., its Managing Member

By:	/s/ Kenneth R. Brotman
Name: Kenneth R. Brotman
Title: Managing Director

Brian Mariotti

/s/ Brian Mariotti

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ Jaclyn Berkley
Name: Jaclyn Berkley
Title: Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Total Number of Shares to be Sold
ACON Funko Investors, L.L.C.	1,613,567
ACON Funko Investors Holdings 1, L.L.C.	764,357
ACON Funko Investors Holdings 2, L.L.C.	322,288
ACON Funko Investors Holdings 3, L.L.C.	899,788
Brian Mariotti	400,000
Total	4,000,000

Sch. I

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None

(b)	Additional documents incorporated by reference

None

(c)	Section 5(d) Writing

None

(d)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The	public offering price per share for the Shares is, as to each investor, the price paid by such investor.

The	number of Shares purchased by the Underwriter is 4,000,000.

Sch. II

SCHEDULE III

Parties to Lock-Up Agreements

Name of Equityholder	Address
ACON Funko Investors, L.L.C.	(1)
ACON Funko Investors Holdings 1, L.L.C.	(1)
ACON Funko Investors Holdings 2, L.L.C.	(1)
ACON Funko Investors Holdings 3, L.L.C.	(1)
Brian Mariotti	(2)
Ken Brotman	(2)
Tracy Daw	(2)
Gino Dellomo	(2)
Charles Denson	(2)
Diane Irvine	(2)
Adam Kriger	(2)
Michael Lunsford	(2)
Sarah Levy	(2)
Jennifer Fall Jung	(2)
Russell Nickel	(2)
Andrew Perlmutter	(2)

(1)	1133 Connecticut Avenue, NW, Suite 700, Washington, D.C. 20036
(2)	c/o Funko, Inc., 2802 Wetmore Avenue, Everett, WA 98102

Sch. III

ANNEX I(a)

FORM OF OPINION OF

COUNSEL FOR THE UNDERWRITER

ANNEX I(b)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX I(c)

FORM OF OPINION OF

GENERAL COUNSEL FOR THE COMPANY

ANNEX II

FORM OF LOCK-UP AGREEMENT

September 16, 2019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Funko, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Funko, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of Class A Common Stock, par value $0.0001 per share (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-230964) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by J.P. Morgan Securities LLC to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 90 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company (including, without limitation, membership interests in Funko Acquisition Holdings, L.L.C. (“FAH, LLC”)), whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) or publicly announce the intention to do any of the foregoing. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value therefrom.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i)

to J.P. Morgan Securities LLC pursuant to the Underwriting Agreement or to the Company or any of its subsidiaries in connection with any purchase of membership interests of FAH, LLC from the undersigned, by the Company or any of its subsidiaries with the net proceeds of the Offering;

(ii)

pursuant to any exchange of common units of FAH, LLC for a corresponding number of shares of Stock in accordance with the FAH LLC Agreement (as defined in the Underwriting Agreement), including in connection with the Offering;

(iii)

as a result of the redemption of the Undersigned’s Shares by the Company, FAH, LLC or their affiliates in connection with the termination of the undersigned’s employment; provided that if the undersigned is required to file a report under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned shall include a statement in such report regarding the reason for such transfer and that such transfer was solely to the Company;

(iv)

as part of the repurchase of the Undersigned’s Shares by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the base prospectus included in the Registration Statement or the documents incorporated by reference therein as of the date of this Lock-Up Agreement or pursuant to the agreements pursuant to which such Undersigned’s Shares were issued; provided that if the undersigned is required to file a report under Section 16 of the Exchange Act, that the undersigned shall include a statement in such report regarding the reason for such transfer and that such transfer was solely to the Company;

(v)	acquired by the undersigned (a) in the open market after the completion of the Offering or (b) from J.P. Morgan Securities LLC in the Offering;

(vi)	as a bona fide gift or gifts; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(vii)

to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(viii)

to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the partnership or limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value;

(ix)

to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer shall not involve a disposition for value;

(x)

to the undersigned’s affiliates, subsidiaries, partners, members, shareholders or to any investment fund or other entity controlled or managed by the undersigned; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer shall not involve a disposition for value;

(xi)

to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (vi) through (x) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein;

(xii)

pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of the Undersigned’s Shares; provided, that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Stock, shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Undersigned’s Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; and provided, further, that the undersigned requests the transferee to be bound in writing by the restrictions set forth herein (it being understood and agreed that the undersigned will be deemed to have complied with the requirements of this proviso regardless of whether the transferee agrees to be bound by such restrictions);

(xiii)	to the Company or its affiliates upon death or disability of the undersigned;

(xiv)

to the Company or its affiliates (A) deemed to occur upon the cashless exercise of options or (B) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of Stock under restricted stock units or restricted stock awards, in each case (i) pursuant to employee benefit plans disclosed in the Registration Statement or the documents incorporated by reference therein as of the date of this Lock-Up Agreement and (ii) that would otherwise expire during the Lock-Up Period; provided, that in the case of any transfer or distribution pursuant this clause, except as a result of the vesting of Stock under restricted stock units or restricted stock awards, no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Lock-Up Period; and

(xv)	with the prior written consent of J.P. Morgan Securities LLC;

provided, that in connection with any transfer pursuant to clauses (ii) or (v)-(ix) above, the undersigned shall not be required to report a reduction in the undersigned’s beneficial ownership in connection with such transfer with the SEC in accordance with Section 16 of the Exchange Act (other than on Form 5 if such Form 5 is filed after the expiration of the Lock-Up Period and other than with respect to transfers by will or intestate succession and any transfers of a type described in clause (ii) above in connection with the Offering).

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (xv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of the Undersigned’s Shares to a bona fide third party pursuant to a tender or exchange offer for securities of the Company or FAH, LLC or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company that, in each case, has been approved by the Company’s board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Shares in connection with any such transaction, or vote any of the Undersigned’s Shares in favor of any such transaction), provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during such Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the Lock-Up Period or (ii) the transfer of the Undersigned’s Shares under a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is existing as of the date hereof, and any transfer of the Undersigned’s Shares pursuant to a redemption of common units of FAH, LLC or exercise of options in connection therewith (including, in the case of an exercise of options, any transfer of a type described in clause (xiv) above), provided that to the extent a public announcement or filing under the Exchange Act is required of the undersigned or the Company regarding the sale, such announcement or filing shall include a statement to the effect that the sale occurred pursuant to such trading plan pursuant to Rule 10b5-1.

This Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earliest of (i) the date the Company informs J.P. Morgan Securities LLC that it does not intend to proceed with the Offering, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to J.P. Morgan Securities LLC’ option) and (iii) November 15, 2019, if the Offering is not completed by such date.

The undersigned understands that the Company, FAH, LLC and J.P. Morgan Securities LLC are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Exact Name of Equityholder

Authorized Signature

Title